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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made as of the 8th day of November, 1999 (the "Effective Date") (the "Agreement") by and between GOLDEN STAR RESOURCES LTD. (the "Company") and ALLAN J. MARTER (the "Employee").

         WHEREAS the Company wishes to have the benefit of the Employee's services; and

         WHEREAS the Employee wishes to be so employed.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       Employment

a) The Company hereby employs the Employee, and the Employee hereby agrees, to render exclusive and full-time services to the Company as Vice-President and Chief Financial Officer of the Company from the Effective Date on the terms and conditions set forth in this Agreement and subject to the direction of (i) the President and Chief Executive Officer as to all matters and (ii) the Board of Directors of the Company when requested and where required in the fulfillment of the Employee's responsibilities. It is understood by the Company that as of the Effective Date the Employee is a director of Minera Andes Inc., Latitude Minerals Corp., Addwest Minerals International, Inc. and Golden Phoenix Minerals Corp. It is understood and accepted by the Company that the Employee will continue to act as a director of these companies during the term of his Agreement with the Company. The Employee is also currently acting as Chief Financial Officer of Minera Andes Inc. The Employee will resign as CFO of Minera Andes Inc. upon completion of its current public offering.

b) The Employee shall be principally employed at the Company's principal place of business within the metropolis of Denver in the State of Colorado. The Employee acknowledges that he may be required from time to time to travel and perform his duties in other locations and the Employee shall undertake such reasonable amount of travel away from his principal place of employment as may reasonably be necessary for the business of the Company.

2.       Term of Employment

The Agreement shall become effective on the Effective Date and continue in full force and effect indefinitely from year to year, unless either party give prior written notice to the other of its election to terminate the Agreement, as herein provided in section 5.


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3.       Services

a) The Employee shall devote his entire business time, best efforts, skills and attention to the Company in fulfilling his duties and responsibilities hereunder faithfully and diligently, provided that the Employee shall have the right to spend a reasonable amount of time up and until January 1, 2000, to unwind his previous contractual relationship with Minera Andes Inc. as mentioned above.

b) The Employee shall promptly report to the President and Chief Executive Officer, the Chairman of the Board of Directors and to the Compliance Officer of the Company all matters and transactions of which he is aware that may result in a violation of laws, regulations or the Company's policies or in which a potential conflict of interest between the Employee and the Company may arise and the Employee shall not proceed with such matters or transactions until the Board's approval thereof is obtained. The Employee shall similarly report any violations or potential conflict of interest he is aware of between any employee of the Company or its subsidiaries and the Company. For purposes of clarification, this subsection is not intended to limit in any way the Employee's other fiduciary obligations to the Company that may arise in law or equity.

4.       Compensation and Benefits

a) For all services to be rendered by the Employee hereunder, the Company shall pay to the Employee, and the Employee hereby accepts, a minimum base salary (the "Salary") of US$120,000 per annum effective from the Effective Date. The Salary may be increased by the Board of Directors of the Company during the term of the Agreement and, when increased, such higher amount shall then be the minimum base annual salary hereunder; such minimum base annual salary shall not at any given time be reduced below the highest minimum base annual salary fixed from time to time by the Board of the Directors of the Company. The Salary shall be payable in equal semi-monthly installments in arrears.

b) As an incentive to join the Company, the Employee was granted under the Company's Stock Option Plan on November 9, 1999, a stock option to purchase 150,000 of the Company at a price of CDN$1.45. The stock options so granted shall vest as to one-third of the shares on the Probation Period Termination Date (as defined below), as to an additional one-third on the first anniversary date of the grant of the options, and as to the remaining one-third on the second anniversary date of the grant of the options. In addition, the Employee shall be entitled to participate in the Company's 1997 Stock Option Plan (copy of which is attached hereto as Schedule A) or any successor stock option plan.

c) The Employee shall be entitled to participate in the Company's Stock Bonus Plan (a copy of which is attached hereto as Schedule B) or any successor stock bonus plan. In the next few months, the Board of Directors of the Company will review the Company's compensation system for senior executive officers to take into account the fact that, with the completion of the Bogoso



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acquisition, the Company is now generating cash flow. The objective of the review will be to determine whether senior management should receive in the future, in addition or in lieu of stock bonuses, cash bonuses. The bonuses would be granted on the basis of individual performance and would be a function of the availability of cash flow from the Company's operations. The Employee shall be entitled to participate in the new compensation system when and as adopted by the Board.

d) The Employee shall be entitled to participate in any and all group insurance, hospital, major medical and disability benefits, savings or retirement plans, or other fringe benefits of the Company as established by the Company from time to time for management personnel, provided that the Employee shall have fulfilled all eligibility requirements for such benefits.

e) The Company shall, subject to approval by the President and Chief Executive Officer of the Company, reimburse the Employee for all reasonable and documented travel, entertainment and other business expenses actually and properly incurred by him in connection to his duties hereunder. The Employee shall render expense accounts requesting reimbursements of his expenses hereunder within a reasonable period of time following such expense.

f) The Employee shall be entitled to four weeks of paid vacation during each year of employment hereunder at such time or times as may be selected by the Employee, approved by the President and Chief Executive Officer, and as are in accordance with the Company's policies and requirements subject to reasonable operating requirements of the Company.

g) The Employee shall have the right at the Company's expense, but subject to availability, to one paid parking space in the garage where the Company's offices are located.

5.       Termination

The Agreement may be terminated in the following manner in the specified circumstances:

a)       By the Company:

     (i) for cause, immediately upon notice in writing from the Company to the Employee, in which case the Company shall have no further obligation to the Employee other than any compensation and benefits due the Employee up to and including the date of termination. For purposes of this Agreement, "cause" shall mean:

              (aa) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Company or one of its affiliates (other than any such failure resulting from temporary incapacity due to physical or mental illness), after a demand in writing for substantial performance is delivered to the Employee by the President and Chief Executive Officer of the Company which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties; or


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              (bb)   the willful engaging by the Employee in illegal conduct or gross misconduct which is materially injurious to the Company;

     (ii)  without cause, (A) at any time on or prior to February 8, 2000, upon
           (x) the giving of written notice by the Company to the Employee and
           (y) the payment by the Company to the Employee in cash or cash equivalent acceptable to the Employee, in a lump sum at the time of termination, of an amount equal to the Salary the Employee would have been entitled to receive for a period of one month after such termination had the termination not occurred, or (B) at any time after February 8, 2000, upon (x) the giving of written notice by the Company to the Employee and (y) the payment by the Company to the Employee in cash or cash equivalent acceptable to the Employee, in a lump sum at the time of termination, of an amount equal to the Salary the Employee would have been entitled to receive for a period of three months after such termination had the termination not occurred.

     (iii) immediately and without notice upon the death of the Employee, in which case; the Company shall have no further obligation to the Employee's estate or representatives other than any compensation due the Employee up to and including the date of death and other than as provided in any benefit plans in effect at the date of death which are applicable to the Employee;

     (iv) at any time upon 90-day notice in writing from the Company to the Employee, if the Employee shall by reason of illness or mental or physical disability or incapacity fail for any three consecutive calendar months in any calendar year or for six months in the aggregate in any two successive calendar years to have performed substantially all of his duties under the Agreement, in which case the Company shall have no further obligation to the Employee other than any compensation and benefits due to the Employee up to and including the date of termination. During the 90-day notice period, the Employee shall be considered a full-time employee of the Company. The Employee shall thereafter be entitled to such other payments as may be due under any disability insurance policy of the Company in accordance with the terms of such policy.

b) By the Employee at any time (i) on or prior to February 8, 2000 (the "Probation Period Termination Date"), upon one month notice in writing to the Company or (ii) after February 8, 2000, upon three months' notice in writing to the Company, in which cases the Company shall have no further obligation to the Employee other than any compensation and benefits due the Employee up to and including the date of termination. The Company may waive the notice in whole or in part.

c) Upon any termination of employment as set forth in this Section 5, the Employee shall, unless otherwise advised by the Company, do the following:

     (i) immediately resign all offices held (including directorships, if any) in the Company (and any subsidiary company or other affiliated company of the Company) and except

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           as provided in this Agreement, the Employee shall not be entitled to receive any additional severance payment or additional compensation for loss of office or otherwise by reason of the resignation. If the Employee fails to resign as described herein, the Company is irrevocably authorized to appoint any other person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to such resignation; and

     (ii) promptly turn over to the Company all books of account, computer files, maps, records, reports and other documents, materials and property used by the Employee in the performance of his duties or otherwise, belonging to the Company.

d) All amounts payable under this Section 5 shall, at the option of the Company, be delivered to the Employee personally or be mailed to the Employee at the address referred to in Section 11(d).

6.       Change of Control

If the Employee's employment by the Company is terminated upon the occurrence of a Change in Control (as hereinafter defined) of the Company, then the Employee shall be entitled to receive in a lump sum at the time of termination, an amount equal to the salary and benefits the Employee would have been entitled to receive for a period of three months after such termination had the Change of Control not occurred, plus one additional month of salary and benefits for each additional full year worked for the Company from the Effective Date to the date of termination, provided that at no time shall the amount paid exceed 12 months of salary and benefits. For purposes of this Agreement a Change in Control means
(i) the acquisition by any person of a sufficient number of the outstanding voting securities of the Company to materially affect the control of the Company; (ii) a majority of the Board of Directors of the Company shall be individuals who are not nominated by the Board of Directors of the Company;
(iii) the Company is merged or consolidated with any person (and the Company is not the surviving corporation); (iv) all or substantially all of the assets of the Company are acquired by another person; or (v) the Employee's office, station or duties as provided for in this Agreement are materially reduced or adversely changed as a result of the occurrence of one of the events mentioned above in this paragraph in (i), (ii), (iii) and (iv).

7.       Acceleration and Vesting of Stock Options

All of the stock options granted to the Employee under the stock option plan of the Company or any of its subsidiary companies shall become immediately exercisable and vested and shall remain exercisable for a period of twelve months from the date of termination of the Employee if after the first anniversary of the Effective Date (i) the Board of Directors of the Company shall fail at any given time to elect the Employee as a Vice-President of the Company or to an executive position possessing comparable duties and responsibilities or (ii) should the Company discharge the Employee from his right and duty to perform services hereunder at any time


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without cause. Notwithstanding any of the foregoing, under no circumstances shall an option remain exercisable for more than 10 years after the date it was granted.

8.       Confidentiality and Restrictive Covenant

The Employee acknowledges that as a condition of his employment he is required to maintain the confidentiality of the Company's affairs and, accordingly, agrees to execute a Confidentiality and Restrictive Covenant Agreement in the form attached hereto as Schedule C.

9.       Business Conduct Policy and Policy for Public Disclosure

The Employee acknowledges receipt of the Business Conduct Policy and the Policy for Public Disclosure and Dealing with the Financial Investment Community in the form attached hereto as Schedule D and, having read and understood both policies, agrees to abide by them in their entirety. The Company shall promptly notify the Employee of any modifications to these policies.

10.      Trading in Company Securities

The Employee acknowledges he may not purchase or sell any security of the Company (directly or indirectly through accounts which he controls or in which he has an interest) unless such purchase or sale has been approved in writing by the Compliance Officer of the Company, and agrees that before purchasing or selling any such Company security, he will seek his prior approval of such transaction, such approval not to be unreasonably withheld.

11.      Miscellaneous

a) The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such terms, covenants or conditions and the waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

b) Should any provision or provisions of this Agreement be illegal or not enforceable, it or they shall be considered separate and severable from this Agreement and its remaining provisions shall remain in force and be binding upon the parties as though the provision or provisions had never been included.

c) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and each of the parties attorns to the non-exclusive jurisdiction of the courts of the State of Colorado.

d) Any and all notices referred to herein shall be in writing and may be delivered by mail, by telecopy or by hand. Notice shall be deemed given five days after mailing, if mailed in the United States by registered mail, on the date of actual receipt if given by telecopy, or on the date of delivery, if delivered by hand.


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Address for mailing, telecopy or delivery by hand shall be as follows:

        o   To the Employee:

                           7721 S. Curtice Way, #D
                           Littleton CO 80120-5503
                           Fax: 303 795 3223

        o   To the Company:

                           1660 Lincoln Street, Suite 3000
                           Denver CO 80264-3001
                           Attention: President and CEO
                           Fax: 303 830 9094

or such other address as either party may from time to time designate in writing.

e) In the event of any difference of opinion or dispute between the Employee and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof which cannot be settled amicably by agreement of the parties, such dispute shall be submitted to and determined by arbitration in the city of Denver, Colorado in accordance with the rules of the American Arbitration Association, and judgment upon the award shall be final, binding, and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction.

f) The rights and obligations of the Company under this Agreement are with the prior written consent of the Employee assignable by the Company to any affiliate of the Company, to any successor by merger to the Company and to any person that acquires all or substantially all of the assets and business of the Company as a going concern. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the Employee and his legal representatives, heirs, legatees and distributees, but shall not be assignable by the Employee.

g) This Agreement supersedes, except for a letter of clarification of even date herewith, any and all prior written or oral employment agreements between the Company and the Employee and constitutes the entire agreement between the parties hereto. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties hereto.

h) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year appearing on page one of this Agreement.

GOLDEN STAR RESOURCES LTD.


By:   /s/ PETER BRADFORD
      ----------------------------              -------------------------------
Name:    Peter Bradford                         Witness
Title:   President and CEO


/s/ ALLAN J. MARTER
------------------------------------            -------------------------------
Allan J. Marter                                 Witness



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